SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2017
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CAPITAL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)
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Rhode Island
(State or other jurisdiction of incorporation)

001-08499	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

5 Steeple Street, Unit 303
Providence, R.I. 02903
 (Address of principal executive offices)

(401) 435-7171
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
     CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
     CFR 240.13e-4(c))

Item 5.02.	Appointment of Certain Officers

On July 28, 2017 the Registrant hired Susan R. Johnson, 58, of East Greenwich, Rhode  Island as its Assistant Treasurer, Controller and Principal Accounting Officer at a salary of $125,000 per year. Ms. Johnson will be entitled to participate in all Company benefit plans made available to senior executive officers of the Company subject to applicable plan waiting periods. Ms. Johnson's employment will commence on or about September 6, 2017. Prior to her employment by the Company Ms. Johnson held the following positions:
9/16- 6/17-	Chief Financial Officer, Ira Green Holdings, Inc., Providence, RI, a manufacturer and distributor of military decorations, medals, insignia and uniform related accessories.
9/15-9/16-	Controller, Peregrine Group, LLC, Rumford, RI, a real estate developer and property manager.
10/14-9/15-	Director of Finance, Bannister House, Inc., Providence, RI, a nursing Home.
1/12-4/14-	Principal, LGC&D, LLP, Providence, RI., a certified public accounting firm and former auditors of the Company.
None of the foregoing firms is a parent, subsidiary or affiliate of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Properties, Inc.

Date: August 2, 2017	By:	/s/ Stephen J. Carlotti
Stephen J. Carlotti
Secretary